ABX AIR’S BOARD UNANIMOUSLY REJECTS UNSOLICITED INDICATION OF INTEREST FROM ASTAR AIR CARGO HOLDINGS, LLC

WILMINGTON, Ohio – July 24, 2007 - ABX Air, Inc. (NASDAQ: ABXA) today announced that its Board of Directors has reviewed ASTAR Air Cargo Holdings, LLC’s unsolicited indication of interest to acquire the Company and has unanimously rejected the proposal as not being in the best interest of ABX Air stockholders.

“Consistent with its fiduciary duties, and supported by advice from its financial and legal advisors, our board carefully considered ASTAR’s indication of interest, concluded that it does not represent adequate value for stockholders, and rejected it,” said James H. Carey, Chairman of the Board of Directors of ABX Air. “We unanimously concluded that our business plan is likely to deliver more value over time to our stockholders than the ASTAR indication of interest, and therefore, the indication of interest does not merit further consideration. While the board recognizes that a combination of ASTAR and ABX Air would likely produce meaningful synergies, ASTAR’s indication of interest delivers none of the value of these synergies to ABX Air stockholders. Our Board of Directors and management team remain committed to delivering maximum value for our stockholders.”

Joseph C. Hete, President and Chief Executive Officer, said, “Since becoming a public company in 2003, ABX Air has delivered solid financial performance and attractive returns for stockholders. ABX Air has established itself as a leading source of airlift and aircraft technical services through our contract lift services for DHL, our air charter and other airlift services covering the Americas, Europe and Asia, and our wide range of technical, maintenance and logistical services for other airlines and shippers. Our fleet of all-weather, fuel-efficient wide-body Boeing 767s is unique among independent providers of air cargo and air charter services, and highly valued in the marketplace. We intend to continue to leverage this and our other competitive advantages to deliver value in the future.”

Goldman, Sachs & Co. is acting as financial advisor to the Company. Sullivan & Cromwell LLP is serving as legal counsel.

The Company responded to ASTAR with the following reply:

July 24, 2007

Mr. John H. Dasburg Chairman, Chief Executive Officer and President ASTAR Air Cargo Holdings, LLC 2 South Biscayne Blvd. Suite 3663 Miami, Florida 33131

Dear John:

I am responding on behalf of the ABX Air Board of Directors to your unsolicited indication of interest to acquire all of the outstanding shares of ABX Air for $7.75 per share in cash.

Following a thorough evaluation process with our team of financial and legal advisors, our Board has unanimously decided to reject your overture as it would not deliver adequate value to our stockholders relative to the value creation opportunity in the Company’s business plan. Furthermore, while the Board recognizes that a combination of ASTAR and ABX Air would likely produce meaningful synergies, it is the Board’s conclusion that your indication of interest delivers none of these synergies to ABX Air stockholders.

Very truly yours, ABX Air, Inc.

Joseph C. Hete President and Chief Executive Officer

ABX Air is a cargo airline that operates out of Wilmington, Ohio, and 16 hubs throughout the United States. In addition to providing airlift capacity and sort facility staffing to DHL, ABX Air provides charter, maintenance and package handling services to a diverse group of customers. ABX Air is the largest employer in a several-county area in southwestern Ohio.

Contact: Quint Turner ABX Air, Inc. (937) 382-5591 Erin Shaw Sard Verbinnen & Co (312) 895-4700

Except for historical information contained herein, the matters discussed in this release contain forward-looking statements that involve risks and uncertainties. ABX Air, Inc.’s actual results may differ materially from the results discussed in the forward-looking statements. There are a number of important factors that could cause the Company’s actual results to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, significant reductions in the scope of services under the commercial agreements with DHL, maintaining cost and service level performance to DHL, the ability to generate revenues from sources other than DHL, the ability to generate taxable earnings sufficient to realize certain tax benefits, and other factors that are contained from time to time in ABX Air’s filings with the U.S. Securities and Exchange Commission, including ABX Air’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers should carefully review this release and should not place undue reliance on the Company’s forward-looking statements. These forward-looking statements were based on information, plans and estimates as of the date of this release. ABX Air undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.